Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of AXENT Technologies, Inc. of our report dated February 13, 1996, except Note 15, for which the date is February 29, 1996, on our audits of the financial statements and financial statement schedule of AXENT Technologies, Inc. included in its Registration Statement on Form S-1, File No. 333-01368, as filed with the Securities and Exchange Commission.

                                      COOPERS & LYBRAND L.L.P.


Washington, D.C.
July 24, 1996